                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                        --------------------------------


                                    Form 8-K

                                 Current Report
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 28, 2001

                     INTERDIGITAL COMMUNICATIONS CORPORATION
                     ---------------------------------------
               (Exact name of registrant as specified in charter)




         PENNSYLVANIA                    1-11152                23-1882087
(State or Other Jurisdiction of        (Commission           (I.R.S. Employer
 Incorporation or Organization)        file number)           Identification
                                                              Number)

           781 Third Avenue, King of Prussia, Pennsylvania 19406-1409
                    (Address of principal executive offices)

                                 (610) 878-7800
              (Registrant's telephone number, including area code)

Item 5.  Other Events.
         ------------

         In the second quarter of 2000, we modified our revenue recognition policy in response to Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements" that was issued by the Securities and Exchange Commission (SEC) in December 1999. SAB No. 101 expresses the views of the SEC Staff in applying generally accepted accounting principles to certain transactions, including licensing agreements with non-refundable, up-front payments. Historically, we have recorded such fees as revenue upon the signing of the applicable license agreement because we had delivered the license and had no remaining obligations. Following SAB No. 101 guidance, we reflected in our results for the six months ended June 30, 2000, a net after-tax cumulative effect of change in accounting principle of $30.5 million to defer the net portion of upfront royalty payments that represented amounts which had not been exhausted through product sales by licensees as of January 1, 2000. We then recognize revenue related to these amounts as licensee product sales occur. Since the second quarter of 2000, there have been refinements and clarifications of interpretations by the SEC and the accounting profession regarding payments related to SAB No. 101. As a result of these refinements and clarifications, we revised our cumulative effect of change in accounting policy adjustment in the fourth quarter ended December 31, 2000 by $23.4 million, bringing the total full year SAB No. 101 adjustment to $53.9 million. The additional adjustment was to defer revenue as of January 1, 2000 related to fully paid-up licenses in which the licensee makes a single payment for a perpetual patent license. Such payments are now being recognized as revenue over a period of years, based on the life of the products and patents licensed. Based on the overall SAB No. 101 accounting changes, we recognized during the year ended December 31, 2000 approximately $12.5 million and $10.4 million of revenue and earnings, respectively, related to amortization of SAB No. 101 deferred revenue.




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

         The following table reconciles our previously reported quarterly results of operations for the impact of the SAB No. 101 adjustments:

    (In thousands, except per share figures, unaudited.)
                                                           Quarter Ended          Quarter Ended           Quarter Ended
                                                           March 31, 2000        June 30, 2000 (1)   September 30, 2000 (1)
                                                           ----------------------------------------------------------------
    Revenues:
      As reported on Form 10Q                                 $ 12,206                $ 11,632                   $ 11,486
      Impact of the Initial SAB 101 adjustment                   1,638                      --                         --
      Impact of fourth quarter SAB No. 101 revision              1,357                   1,356                      1,357
                                                              -----------------------------------------------------------
      Adjusted report                                         $ 15,201                $ 12,988                   $ 12,843
                                                              -----------------------------------------------------------
    Net Income (loss) applicable to common shareholders
      before cumulative effect of change in accounting
      principle:
         As reported on Form 10Q                              $    417                $ (1,104)                  $     60
         Impact of the Initial SAB 101 adjustment                1,348                      --                         --
         Impact of fourth quarter SAB No. 101 revision           1,137                   1,138                      1,139
                                                              -----------------------------------------------------------
         Adjusted report                                      $  2,902                $     34                   $  1,199
                                                              -----------------------------------------------------------
    Earnings (loss) per share before cumulative effect of
    cumulative effect of change in accounting principle -
    diluted:
         As reported on Form 10Q                              $   0.01                $  (0.02)                  $     --
         Impact of the Initial SAB 101 adjustment                 0.02                     --                          --
         Impact of fourth quarter SAB No. 101 revision            0.03                    0.02                       0.02
                                                              -----------------------------------------------------------
         Adjusted report                                      $   0.05                $     --                   $   0.02
                                                              -----------------------------------------------------------

(1) Results of operation in Form 10-Q for the quarters ended June 30, 2000 and September 30, 2000 reflect the Impact of the Initial SAB No. 101 adjustment, which resulted in additional revenue and operating income of $1.6 million and $1.3 million, respectively, in the quarter ended June 30, 2000 and additional revenue and operating income of $2.5 million and $2.0 million, respectively, in the quarter ended September 30, 2000.

                                    SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INTERDIGITAL COMMUNICATIONS CORPORATION


Date: February 28, 2001                 By: /s/  Howard E. Goldberg
                                            -------------------------------
                                                 Howard E. Goldberg
                                                 Chief Executive Officer